Exhibit 10.1

SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT is dated as of August 30, 2011 (this “Second Amendment”), by and among Emerald Dairy Inc., a Nevada corporation (the “Company”), and the investors set forth on the signature page hereto (each an “Investor” and collectively the “Investors”).

RECITALS:

A.           On December 24, 2009 (the “Closing Date”), pursuant to the terms and conditions of a Securities Purchase Agreement (the “Purchase Agreement”), the Company sold to the Investors, for an aggregate purchase price of $1,750,000: (i) promissory notes in the aggregate principal amount of $1,750,000 (the “Original Notes”), with an interest rate of 10% per annum (the “Interest Rate”), due on December 24, 2010 (the “Original Maturity Date”); and (ii) three-year warrants to purchase an aggregate of 536,809 shares of the Company’s Common Stock, at an exercise price of $1.63 per share (the “Original Warrants”).

B.           As of the Closing Date, the Company prepaid to the Investors an aggregate of $175,000, representing the full amount of interest payable through the Original Maturity Date.

C.           The Company’s obligations under the Original Notes are secured by a pledge of 5,883,329 shares (the “Pledged Shares”) of the Company’s common stock beneficially owned by Yang Yong Shan (the “Pledgor”), the Company’s Chief Executive Officer, pursuant to the terms and conditions of a Pledge Agreement entered into, as of the Closing Date, by and among the Company, the Investors and the Pledgor (the “Pledge Agreement”).

D.           As further inducement to the Investors to purchase the Original Notes and Original Warrants from the Company, as of the Closing Date: (i) the Company delivered to the Investors an Irrevocable Payment Instruction instructing the underwriters in any public offering the Company consummates to pay all amounts due under the Original Notes from the proceeds of such public offering directly to the Investors (the “Irrevocable Payment Instruction”); and (ii) AFH Holding & Advisory, LLC (“AFH Advisory”) and the Investors entered into a Put Agreement, pursuant to which the Investors have the right, but not the obligation, to require AFH Advisory to purchase the Original Notes and Original Warrants from the Investors under certain circumstances (the “Put Agreement”)  (the Purchase Agreement, Original Notes, Original Warrants, Pledge Agreement, Irrevocable Payment Instruction and Put Agreement may hereinafter be referred to collectively as the “Original Transaction Documents”).

E.           On December 24, 2010, the Company and the Investors entered into an Amendment to the Purchase Agreement (the “First Amendment”), pursuant to which, among other things: (i) the Original Maturity Date of each Original Note was extended to February 22, 2011 (the “Amended Maturity Date”); and (ii) the Company prepaid to the Investors an aggregate of $43,150.68, representing the full amount of interest payable through the Amended Maturity Date.

F.           The parties desire to further amend and restate the Original Transaction Documents, as amended by the First Amendment (hereinafter referred to as the “Transaction Documents”) in order to modify the terms and conditions thereof upon the terms and subject to the conditions set forth in this Second Amendment.

NOW, THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Accuracy of Recitals; Definitions.  Each of the Company and the Investors acknowledges and agrees that the foregoing Recitals are true and accurate and are incorporated herein by reference.  Capitalized terms used and not otherwise defined herein are used as defined in the Transaction Documents.

2.           Amendments to Transaction Documents. Subject to the satisfaction of the conditions set forth in Section 3 below, the Company and Investors hereby agree as follows:

2.1	Amendments to Original Notes.

(a)           The Amended Maturity Date of each Original Note is hereby further extended from February 22, 2011 to August 31, 2011 (the “New Repayment Date”).

(b)           Effective as of February 23, 2011, the Interest Rate on each Original Note is increased from 10% per annum, to 15% per annum (the “Increased Interest Rate”), which Increased Interest Rate shall continue until the Amended Notes (as defined in Section 2.1(c) below) become due and payable, whether at maturity or upon acceleration or by prepayment or otherwise.

(c)           The Company shall issue and deliver, or cause to be delivered, to each Investor, against delivery by such Investor of its Original Note to the Company for cancellation, a duly executed amended and restated promissory note reflecting the changes set forth in Sections 2.1(a) and 2.1(b) above, in the form attached hereto as Exhibit A (the “Amended Notes”).

(d)           On or prior to August 30, 2011, the Company shall pay the Investors an aggregate of $136,643.84 (the “Additional Prepaid Interest Amount”), representing the full amount of interest payable at the Increased Interest Rate for the period from February 23, 2011 through the New Repayment Date, by a single wire transfer of immediately available funds to a bank account designated by the Investors.

(e)           The Company has the option, in its sole discretion, to further extend the maturity dates of the Amended Notes to December 31, 2011 (the “Extended Repayment Date”) by making payment to the Investors, on or before the New Repayment Date, of an aggregate of $88,458.90, representing the full amount of interest payable at the Increased Interest Rate for the period from September 1, 2011 through the Extended Repayment Date, by a single wire transfer of immediately available funds to the bank account designated by the Investors.

2.2	Amendments to Original Warrants.

(a)           The exercise price of the Original Warrants is hereby reduced from $1.63 per share, to $1.00 per share.

(b)           The Company shall issue and deliver, or cause to be delivered, to each Investor, against delivery by such Investor of its Original Warrants to the Company for cancellation, duly executed Amended and Restated Warrants reflecting the change set forth in Section 2.2 (a) above, in the form attached hereto as Exhibit B (the “Amended Warrants”).

(c)           The Investors shall have Piggyback Registration Rights with respect to the shares of Common Stock underlying the Amended Warrants, pursuant to Section 7.7 of the Purchase Agreement.

2.3	Amendment and Restatement of Original Transaction Documents.

(a)           The Company, the Pledgor, the Investors and the Pledge Agent shall enter into an Amended and Restated Pledge Agreement in the form attached hereto as Exhibit C (the “Amended Pledge Agreement”).

(b)           The Company shall execute and deliver to the Investors an Amended and Restated Irrevocable Payment Instruction in the form attached hereto as Exhibit D (the “Amended Irrevocable Payment Instruction”).

(c)           AFH Advisory and the Investors shall enter into an Amended and Restated Put Agreement in the form attached hereto as Exhibit E (the “Amended Put Agreement”) (the Second Amendment, Amended Notes, Amended Warrants, Amended Pledge Agreement, Amended Irrevocable Payment Instructions, and Amended Put Agreement may hereinafter be referred to collectively as the “Amended Transaction Documents”).

2.4           Payment of Loan Extension Fee.  As additional consideration for the Investors’ agreement to provide for the further extension of the Amended Maturity Dates of the Original Notes (pursuant to Sections 2.1(a) and (e) hereof), the Company shall pay to the Investors, on or before December 31, 2011, a loan extension fee in an aggregate amount of $50,000 (the “Loan Extension Fee”), by a single wire transfer of immediately available funds to a bank account designated by the Investors.  If the Loan Extension Fee is not timely paid, it shall be added to the outstanding principal of the Amended Note executed by the Company in favor of Hankey Investment Company, L.P.  Further in this event, interest on the Loan Extension Fee shall accrue from January 1, 2012, at the rate specified in said Amended Note.

3.          Conditions Precedent.  The effectiveness of this Second Amendment is subject to satisfaction of each of the following conditions precedent, or waiver of such conditions precedent by the appropriate party or parties:

3.1         The representations and warranties made by the Company in this Second Amendment are accurate in all respects.

3.2         Except as otherwise set forth herein, or as previously disclosed by the Company in its reports filed with the Securities and Exchange Commission, no Event of Default shall be in existence under the Original Notes.

3.3         No Material Adverse Effect shall have occurred since the date of filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011.

3.4         No suit, proceeding or action shall have been commenced against or involving the Company which, if successful, would result in a Material Adverse Effect.

3.5         Each Investor shall have received the following documents and other items, duly executed by an authorized representative of the Company, as necessary:

(a)	a copy of this Second Amendment;

(b)	its original Amended Note;

(c)           its pro rata share of the Additional Prepaid Interest Amount, pursuant to Section 2.1(d) hereof;

(d)	its original Amended Warrants;

(e)	a copy of the Amended Pledge Agreement;

(f)           a copy of the Amended Irrevocable Payment Instruction;

(g)	a copy of the Amended Put Agreement; and

(h)           evidence that the execution, delivery and performance of this Second Amendment by the Company have been duly authorized by all necessary corporate action.

3.7         The Company shall have received the following documents and other items from each Investor, duly executed by an authorized representative of such Investor, as necessary:

(a)	a copy of this Second Amendment;

(b)	such Investor’s Original Note (for cancellation);

(c)	such Investor’s Original Warrant (for cancellation);

(d)	a copy of the Amended Pledge Agreement;

(e)	a copy of the Amended Put Agreement; and

(f)            evidence that the execution, delivery and performance of this Second Amendment by such Investor have been duly authorized by all necessary corporate action.

4.           Transaction Documents in Full Force and Effect as Amended.  Except as specifically amended by the Amended Transaction Documents, the Transaction Documents shall remain in full force and effect and hereby are ratified and confirmed as so amended.  The Amended Transaction Documents shall not constitute a novation, satisfaction and accord, cure, release and/or satisfaction of the Transaction Documents, but shall constitute an amendment thereof.  The parties hereto agree to be bound by the terms and conditions of the Transaction Documents, as amended by the Amended Transaction Documents, as though such terms and conditions were set forth herein and therein in full.  Each reference in the Transaction Documents, or any other document or instrument to any Transaction Documents, or words of similar import, shall mean and be a reference to the Transaction Documents, as amended by the Amended Transaction Documents.

5.           Representations and Warranties.  The Company hereby represents and warrants to the Investors as follows:

5.1           The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

5.2           The execution, delivery and performance by the Company of this Second Amendment are within its powers, have been duly authorized, and do not contravene (i) its articles of incorporation, bylaws or other organizational documents, or (ii) any applicable law, statute, regulation, ordinance, tariff or order.

5.3           No consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority or other person is required in connection with the execution, delivery, performance, validity or enforceability of this Second Amendment by or against the Company.

5.4           This Second Amendment has been duly executed and delivered by the Company.

5.5           This Second Amendment constitutes the Company’s legal, valid and binding obligations enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

5.6           To the best of the Company’s knowledge, except as otherwise set forth herein, it is in compliance with all covenants and agreements in the Transaction Documents and it is not in default under the Transaction Documents, and no Event of Default exists, has occurred and is continuing or would result by the execution, delivery or performance of this Second Amendment.

5.7           The representations and warranties contained in the Transaction Documents are true and correct in all material respects as of the date hereof as if made on the date hereof.

6.           Waiver.

6.1           Subject to the satisfaction of the conditions set forth in Section 3 hereof, the Investors hereby jointly and severally (a) waive any Event of Default resulting from (i) the Company’s failure to pay any principal and/or interest when due pursuant the terms of the Original Notes, as amended (as set forth in Section 3.1(a) of the Original Notes) and/or (ii) any cross-default pursuant the terms of the Original Notes, as amended (as set forth in Section 3.1(h) of the Original Notes), and (b) rescind their written notice of default dated May 19, 2011, delivered to the Company and/or its officers, directors, shareholders, employees, agents, advisors and other representatives, including, without limitation, its accountants, attorneys and financial advisors, in connection therewith, and their written demand for the Pledged Shares, dated June 13, 2011, delivered to the Pledge Agent.  The foregoing waiver is limited to the matters and by the terms set forth herein and shall not be deemed to constitute a waiver of any other Event of Default existing as of the date hereof, or any Event of Default arising after the date hereof, whether as a result of a breach of the terms and conditions of the Original Notes, Amended Notes or otherwise, and shall not prejudice the exercise of any or all of the rights and remedies of the Investors under the Transaction Documents, as amended by the Amended Transaction Documents.

6.2           Subject to the terms and conditions contained in the Amended Pledge Agreement, with respect to an Event of Default arising after the date hereof, the Company hereby acknowledges the Investors’ unconditional and absolute right, at any time following the occurrence and during the continuance of such Event of Default, to take possession of all of the Pledged Shares without regard to the aggregate amount of the Obligations (as defined in the Amended Pledge Agreement) then outstanding and owing to the Investors.

7.           Miscellaneous.

7.1           The execution, delivery and effectiveness of this Second Amendment shall not, except as expressly provided herein, be deemed to be an amendment or modification of, or operate as a waiver of, any provision of the Transaction Documents, or any right, power or remedy of the Investors, nor constitute a waiver of any provision of the Transaction Documents, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  Except as otherwise set forth herein, this Second Amendment shall not preclude the future exercise of any right, remedy, power or privilege available to the parties whether under the Transaction Documents, at law, or otherwise.

7.2           This Second Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto or thereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.  Each party agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.  The descriptive headings of the various sections of this Second Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof or thereof.  Whenever the context and construction so require, all words herein in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

7.3           This Second Amendment may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified orally or by any course of dealing or in any manner other than as provided in the applicable Amended Transaction Documents.  In the event of any inconsistency between this Second Amendment and any of the other Transaction Documents, the terms of this Second Amendment shall control.

7.4           The Transaction Documents, as amended by the Amended Transaction Documents, constitute the final, entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto.  There are no unwritten oral agreements between the parties with respect to the subject matter hereof and thereof.  If any provision of this Second Amendment is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Second Amendment which shall be given effect so far as possible.

7.5           THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE TRANSACTION DOCUMENTS, AS AMENDED.

7.6           Each party shall execute and deliver such other documents, certificates and/or instruments and take such other actions as reasonably requested by the other party in order more effectively to consummate the transactions contemplated hereby.

[The remainder of this page is left blank intentionally. Signature pages follow.]

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed under seal by their respective officers thereunder duly authorized, as of the date first above written.

COMPANY:

EMERALD DAIRY INC.

By:	/s/ Yang Yong Shan
Name: Yang Yong Shan
Title: Chief Executive Officer

By:	/s/ Shu Kaneko
Name: Shu Kaneko
Title: Chief Financial Officer

INVESTORS:

HANKEY INVESTMENT COMPANY, L.P.

By: Knight Services, Inc., its General Partner

By:	/s/ Don R. Hankey
Name: Don R. Hankey
Title: President

KNIGHT INSURANCE COMPANY, LTD.

By:	/s/ Eric D. Jarvis
Name: Eric D. Jarvis
Title: President

HANKEY, LLC

By:	/s/ Deborah Bowles
Name: Deborah Bowles
Title: Manager

ACKNOWLEDGED:

AFH HOLDING AND ADVISORY LLC

By:	/s/ Amir F. Heshmatpour
Name: Amir F. Heshmatpour
Title: Chairman and Managing Director

EXHIBIT INDEX

Exhibit A -	Form of Amended and Restated Note

Exhibit B -	Form of Amended and Restated Warrants

Exhibit C -	Form of Amended and Restated Pledge Agreement

Exhibit D -	Form of Amended and Restated Irrevocable Payment Instruction

Exhibit E -	Form of Amended and Restated Put Agreement